Exhibit 10(p)

Non-Employee Director Compensation
December 2014

Board Members:

Annual Retainer:	$60,000

Annual Equity Award:	$90,000	*

	$150,000
* Target Value of restricted stock

Lead Director Fee:	$20,000

Committee Chair Fees:

Audit	$15,000
Compensation	$15,000
Nominating & Governance	$10,000
Regulatory & Compliance	$10,000

Meeting Fees:	$1,500	**

** For meetings attended in excess of 24 in a year

Initial Equity Grant:

Number of stock options equal to $150,000 divided by closing price of Company's stock on the date of election to the Board.